MIMEDX Announces Record Fourth Quarter and Full Year 2025 Operating and Financial Results Net Sales Grew 27% Year-Over-Year for the Fourth Quarter and 20% for the Full Year Fourth Quarter GAAP Net Income and Earnings Per Share were $15 million and $0.10, Respectively Fourth Quarter Adjusted EBITDA1 was $29 Million, or 25% of Net Sales Company Estimates 2026 Net Sales in a Range of $340-360 Million Announces $100 Million Share Repurchase Program Authorization Management to Host Conference Call Today, February 25, 2026, at 4:30 PM ET MARIETTA, Ga., February 25, 2026 -- MiMedx Group, Inc. (Nasdaq: MDXG) (“MIMEDX” or the “Company”), today announced operating and financial results for the fourth quarter and full year 2025. Joseph H. Capper, MIMEDX Chief Executive Officer, commented, "MIMEDX delivered a record year of revenue and profitability in 2025, with fourth quarter results that included net sales growth of 27% year- over-year, net income of $15 million, an Adjusted EBITDA margin of 25% of net sales, and robust free cash flow. These results were driven by strong double-digit contributions in both Wound and Surgical, which grew 28% and 25%, respectively, reflecting exceptional commercial execution across the markets we serve. We were particularly pleased with the durable double-digit growth seen in Surgical, and we are keenly focused on the untapped clinical opportunities for our current and future products." Mr. Capper continued, "Looking ahead to 2026, the Company remains committed to providing a best-in- class portfolio of evidence-based, differentiated products to capitalize on the many opportunities in front of us. With the recent product additions to our Wound and Surgical offerings, I am as confident as ever in our ability to make significant headway this year in a variety of clinical settings." "The short-term disruptions caused by Medicare reimbursement changes in the Wound market will likely have an impact on our 2026 revenue. Once demand patterns normalize, we expect to gain significant volume over time. Meanwhile, we believe the clear momentum we have across the rest of our business 1 Adjusted EBITDA is a Non-GAAP Measure. This press release contains this and other Non-GAAP measures. For reconciliations of our Non-GAAP measures to their nearest GAAP measure, refer to the section titled "Reconciliation of Non-GAAP Measures" below.

— Surgical, international and Wound commercial pay — will provide continued profitability and cash flow. Thus, enabling us to maintain our leadership position over both the short- and long-term," concluded Mr. Capper. Fourth Quarter and Full Year 2025 Results Discussion Net Sales MIMEDX reported net sales for the three months ended December 31, 2025 of $118 million, compared to $93 million for the three months ended December 31, 2024, an increase of 27%. The increase was driven by Wound product sales growth of 28%, which reflected the introduction of EPIXPRESS® as well as the contribution from EMERGE™ during the quarter. Additionally, fourth quarter Surgical sales grew 25% and represented the sixth consecutive quarter of sequential sales growth for this product category, led by sustained momentum for AMNIOFIX® and AMNIOEFFECT® as well as another strong performance for the Company's particulate portfolio. For the full year 2025 MIMEDX reported net sales of $419 million, compared to $349 million in the prior year period, reflecting growth of 20%. On a full year basis, Wound growth of 20% was led by sales of new products, including CELERA™, EMERGE, and EPIXPRESS, which more than offset pressure from lower- priced products. Also in 2025, Surgical net sales rose 21% compared to the prior year period, with strong contributions from AMNIOFIX, AMNIOEFFECT and HELIOGEN®. Gross Profit and Margin Gross profit for the three months ended December 31, 2025, was $99 million, an increase of $23 million as compared to the prior year period. Gross margin for the three months ended December 31, 2025 was 84%, compared to 82% in the prior year period. The increase was driven by favorable product mix. On an adjusted basis, fourth quarter 2025 gross margin was 86%, which reflects a roughly flat adjusted gross margin compared to the prior year period. For the full year 2025, gross profit was $346 million, reflecting an increase of $57 million compared to the prior year period. Additionally, gross margin for the full year 2025 was 83%, flat compared to the full year 2024. On an adjusted basis, gross margin for the full year 2025 was 86% compared to 84% for the full year 2024. Operating Expenses

Selling, general and administrative ("SG&A") expenses for the three months ended December 31, 2025, were $73 million compared to $61 million for the three months ended December 31, 2024. For the full year 2025, SG&A expenses totaled $266 million, compared to $225 million for the prior period, reflecting a year over year increase of 18%. For both the fourth quarter and full year 2025, the year-over-year increase in SG&A was driven primarily by higher commissions. Research and development ("R&D") expenses for the three months ended December 31, 2025, were $5 million compared to $4 million for the three months ended December 31, 2024. For the full year 2025, research and development expenses totaled $15 million, compared to $12 million for 2024. R&D spend in the quarter and year was driven, in part, by the randomized controlled trial for EPIEFFECT and ongoing investments in the development of future products in our pipeline. Net income for the three months and full year ended December 31, 2025 was $15 million and $49 million, respectively, compared to a net income of $7 million and $42 million for the three months and full year ended December 31, 2024, respectively. Cash and Cash Equivalents As of December 31, 2025, the Company had $166 million of cash and cash equivalents compared to $104 million as of December 31, 2024 and $142 million as of September 30, 2025. As of December 31, 2025, our cash position, net of debt on our balance sheet, was $148 million, representing a sequential increase of $24 million and an increase of $63 million for the year. Share Repurchase Authorization Announced Also today, the MIMEDX Board of Directors has authorized a share repurchase program of up to $100 million of the Company’s common stock over a two-year period. The share repurchase program provides MIMEDX with the flexibility to purchase shares of its common stock in the open market or in privately negotiated transactions, subject to market conditions and other factors. MIMEDX intends to use the repurchase program periodically on a discretionary basis, subject to general business and market conditions and balanced against other investment opportunities. The repurchase program may be commenced, suspended or discontinued at any time. MIMEDX remains focused on executing its strategic priorities and its decision to establish this repurchase program reflects its balanced approach to capital allocation.

Financial Outlook For 2026, MIMEDX currently estimates net sales to be in a range of $340 to $360 million and for adjusted EBITDA margin to be in the mid-to-high teens. Longer-term, the Company continues to expect to achieve annual net sales growth in the low double- digits as a percentage with an Adjusted EBITDA margin above 20%. Conference Call and Webcast MIMEDX will host a conference call and webcast to review its fourth quarter and full year 2025 results on Wednesday, February 25, 2026, beginning at 4:30 p.m., Eastern Time. The call can be accessed using the following information: Webcast: Click here U.S. Investors: 877-407-6184 International Investors: 201-389-0877 Conference ID: 13758446 A replay of the webcast will be available for approximately 30 days on the Company’s website at www.mimedx.com following the conclusion of the event. Important Cautionary Statement This press release and our investor conference call include forward-looking statements, which reflect management's current beliefs and expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These statements include statements regarding: (i) future sales, sales growth, and Adjusted EBITDA margin; (ii) our longer term financial goals and expectations for future financial results, including levels of net sales, Adjusted EBITDA, and Adjusted EBITDA margin; (iii) our expectations regarding the size of the market for our products;(iv) our expectations regarding the impact of CMS' updated 2026 Medicare reimbursement rules and model and our belief that Medicare is likely to introduce national coverage policy, given the withdrawal of the LCDs; (v) continued growth in different care settings and different products, specifically accounting for the change caused by CMS' updated 2026 reimbursement rules and model; and (vi) our expected outcomes relating to improving workflow and strengthening bonds between the Company and its customers. Additional forward-looking statements may be identified by words such as "believe," "expect," "may,"

"plan," “goal,” “outlook,” "potential," "will," "preliminary," and similar expressions, and are based on management's current beliefs and expectations. Forward-looking statements are subject to risks and uncertainties, and the Company cautions investors against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ from expectations include: (i) future sales are uncertain and are affected by competition, access to customers, patient access to healthcare providers, the reimbursement environment, particularly in light of CMS' updated 2026 Medicare spending rules and reimbursement model, and many other factors; (ii) the Company may change its plans due to unforeseen circumstances; (iii) the results of scientific research are uncertain and may have little or no value; (iv) our ability to sell our products in other countries depends on a number of factors including adequate levels of reimbursement, market acceptance of novel therapies, and our ability to build and manage a direct sales force or third party distribution relationship; (v) the effectiveness of amniotic tissue as a therapy for particular indications or conditions is the subject of further scientific and clinical studies; (vi) we may alter the timing and amount of planned expenditures for research and development based on regulatory developments; (vii) the impact of CMS' updated 2026 spending rules and reimbursement model, particularly the shift to a capped rate for Medicare reimbursement, including the impact on our product utilization given the potential shift to alternate treatment modalities; and (viii) changes in the size of the addressable market for our products. Additional factors that could impact outcomes and our results include those described in the Risk Factors section of our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this press release and the Company assumes no obligation to update any forward-looking statement. About MIMEDX MIMEDX is a pioneer and leader focused on helping humans heal. With more than a decade and a half of helping clinicians manage chronic and other hard-to-heal wounds, MIMEDX provides a leading portfolio of products for applications in the wound care, burn, and surgical sectors of healthcare. The Company’s vision is to be the leading global provider of healing solutions through relentless innovation to restore quality of life. For additional information, please visit www.mimedx.com.

Contact: Matt Notarianni Investor Relations 470.304.7291 mnotarianni@mimedx.com Selected Unaudited Financial Information

MiMedx Group, Inc. Condensed Consolidated Balance Sheets (in thousands) Unaudited December 31, 2025 2024 ASSETS Current assets: Cash and cash equivalents $ 166,121 $ 104,416 Accounts receivable, net 75,707 55,828 Inventory 25,340 23,807 Other current assets 10,303 7,835 Total current assets 277,471 191,886 Property and equipment, net 4,713 5,944 Deferred tax assets 19,596 28,306 Goodwill 19,441 19,441 Intangible assets, net 14,158 11,626 Other assets 7,274 6,712 Total assets $ 342,653 $ 263,915 LIABILITIES AND STOCKHOLDERS’ EQUITY Current liabilities: Current portion of long term debt $ 1,500 $ 1,000 Accounts payable 14,528 7,409 Accrued compensation 31,065 23,667 Accrued expenses 11,383 9,012 Other current liabilities 5,790 4,507 Total current liabilities 64,266 45,595 Long term debt, net 16,467 17,830 Other liabilities 5,372 7,383 Total liabilities $ 86,105 $ 70,808 Stockholders’ equity Common stock; $.001 par value; 250,000,000 shares authorized, 148,093,920 issued and outstanding at December 31, 2025 and 146,932,032 issued and outstanding at December 31, 2024 148 147 Additional paid-in capital 299,081 284,219 Accumulated deficit (42,681) (91,259) Total stockholders’ equity 256,548 193,107 Total liabilities and stockholders’ equity $ 342,653 $ 263,915

MiMedx Group, Inc. Condensed Consolidated Statements of Operations (in thousands, except share and per share amounts) Unaudited Three Months Ended December 31, Year Ended December 31, 2025 2024 2025 2024 Net sales $ 118,095 $ 92,907 $ 418,630 $ 348,879 Cost of sales 19,055 16,909 73,013 60,073 Gross profit 99,040 75,998 345,617 288,806 Operating expenses: Selling, general and administrative 73,073 61,043 266,194 225,087 Research and development 4,761 3,571 15,097 12,341 Investigation, restatement and related — 43 — (8,698) Amortization of intangible assets 128 194 439 765 Impairment of intangible assets — 94 — 446 Operating income 21,078 11,053 63,887 58,865 Other income (expense), net Interest income (expense), net 904 403 2,933 (1,006) Other expense, net (186) (208) (558) (565) Income from continuing operations before income tax 21,796 11,248 66,262 57,294 Income tax provision (expense) benefit from continuing operations (6,605) (3,811) (17,684) (15,296) Net income from continuing operations 15,191 7,437 48,578 41,998 Income (loss) from discontinued operations, net of tax — — — 421 Net income $ 15,191 $ 7,437 $ 48,578 $ 42,419 Net income available to common stockholders from continuing operations $ 15,191 $ 7,437 $ 48,578 $ 41,998 Basic net income (loss) per common share: Continuing operations $ 0.10 $ 0.05 $ 0.33 $ 0.29 Discontinued operations — — — — Basic net income per common share: $ 0.10 $ 0.05 $ 0.33 $ 0.29 Diluted net income (loss) per common share: Continuing operations $ 0.10 $ 0.05 $ 0.32 $ 0.28 Discontinued operations — — — — Diluted net income (loss) per common share: $ 0.10 $ 0.05 $ 0.32 $ 0.28 Weighted average common shares outstanding - basic 148,091,670 147,008,235 147,793,069 146,979,354 Weighted average common shares outstanding - diluted 150,189,160 149,242,415 149,724,507 149,049,197

MiMedx Group, Inc. Condensed Consolidated Statements of Cash Flows (in thousands) Unaudited Three Months Ended December 31, Year Ended December 31, 2025 2024 2025 2024 Net cash flows provided by operating activities $ 24,956 $ 18,782 $ 74,003 $ 66,198 Net cash flows used in investing activities (335) (2,767) (6,886) (9,583) Net cash flows used in financing activities (583) (400) (5,412) (34,199) Net change in cash $ 24,038 $ 15,615 $ 61,705 $ 22,416 Reconciliation of Non-GAAP Measures In addition to our GAAP results, we provide certain non-GAAP measures including Adjusted EBITDA, related margins, Free Cash Flow, Adjusted Gross Profit, Adjusted Gross Margin and Adjusted Net Income. We believe that the presentation of these measures provides important supplemental information to management and investors regarding our performance. These measures are not a substitute for GAAP measures. Company management uses these non-GAAP measures as aids in monitoring our ongoing financial performance from quarter-to-quarter and year-to-year on a regular basis and for benchmarking against comparable companies. These non-GAAP financial measures reflect the exclusion of the following items: • Share-based compensation expense - expense recognized related to awards to employees and our board of directors pursuant to our share-based compensation plans. This expense is reflected amongst cost of sales, research and development expense, and selling, general, and administrative expense in the consolidated statements of operations. • Investigation, restatement, and related (benefit) expense - expenses incurred toward the legal defense of the Company and advanced on behalf of certain former officers and directors, net of negotiated reductions and settlements of amounts previously advanced, related to certain legal matters. This expense is reflected in the line of the same name in our consolidated statements of operations. • Impairment of intangible assets - reflects the impairment of intangibles. This expense is reflected in the line of the same name in our consolidated statements of operations.

• Transaction-related expenses - reflects expenses incrementally incurred resulting from the consummation of material strategic transactions or the integration of acquired assets or operations into our core business. • Strategic legal and regulatory expenses - With respect to the three months and year ended December 31, 2025, this relates to litigation and regulatory expenses. Litigation expenses incurred relate to suits filed against former employees and their employers for violation of non- compete and non-solicitation agreements and related matters. Regulatory expenses relate to legal fees incurred stemming from action taken against the United States Food & Drug Administration ("FDA") surrounding the designation of one of our products. • Loss on extinguishment of debt - reflects the excess of cash paid to extinguish debt over the carrying value of the debt on our balance sheet upon the repayment and termination of a loan agreement. With respect to the year ended December 31, 2025, this relates to the repayment and termination of the Company's loan agreement with Hayfin. Amounts in this line reflect (i) prepayment premium paid and (ii) write-offs of unamortized original issue discount and deferred financing costs. • Expenses related to the Disbanding of Regenerative Medicine - incremental expenses recognized or incurred directly as a result of our announcement to disband our Regenerative Medicine segment. • Amortization of acquired intangible assets - reflects amortization expense recognized solely related to assets which were acquired as part of a transaction. These expenses are reflected in cost of sales in our consolidated statements of operations. • Reorganization expenses - reflects severance expense arising from the enactment of various strategic initiatives, including separations from certain officers of the Company. • Income Tax Adjustment - for purposes of calculating Adjusted Net Income and Adjusted Earnings Per Share, reflects our expectation of a long-term effective tax rate, which is normalized and balance sheet-agnostic. Actual reporting tax expense will be based on GAAP earnings, and may differ from the expected long-term effective tax rate due to a variety of factors, including the tax treatment of various transactions included in GAAP net income and other reconciling items that are excluded in determining Adjusted Net Income and Adjusted EPS. The actual long-term normalized effective tax rate was 25% for each of the years ended December 31, 2025 and 2024. Adjusted EBITDA and Adjusted EBITDA margin Adjusted EBITDA consists of GAAP net income excluding: (i) share-based compensation, (ii) income tax provision, (iii) amortization of intangible assets, (iv) strategic legal and regulatory expenses, (v) interest (income) expense, net, (vi) depreciation expense, (vii) reorganization expenses, (viii) transaction-related expenses, (ix) investigation, restatement and related expense (benefit), (x) impairment of intangible assets, and (xi) expenses related to disbanding of the Regenerative Medicine business unit. A reconciliation of GAAP net income to Adjusted EBITDA appears in the table below (dollars in thousands): Three Months Ended December 31, Year Ended December 31, 2025 2024 2025 2024 Net Income $ 15,191 $ 7,437 $ 48,578 $ 42,419 Non-GAAP Adjustments: Share-based compensation 2,463 4,693 16,396 16,933 Income tax provision 6,605 3,811 17,684 15,296 Amortization of intangible assets 2,648 2,426 12,617 3,762 Strategic legal and regulatory expenses 2,494 1,140 9,185 2,806 Interest (income) expense, net (904) (403) (2,933) 1,006 Depreciation expense 572 564 2,264 2,279 Reorganization expense 203 — 1,029 — Transaction related expenses 103 (38) 902 612 Investigation, restatement and related expenses — 44 — (8,698) Impairment of intangible assets — 94 — 446 Expenses related to disbanding of Regenerative Medicine business unit — — — (421) Adjusted EBITDA $ 29,375 $ 19,768 $ 105,722 $ 76,440 Adjusted EBITDA margin 24.9% 21.3% 25.3% 21.9 % Adjusted Net Income and Adjusted Gross Margin Adjusted Net Income provides a view of our operating performance, exclusive of certain items which are non-recurring or not reflective of our core operations.

Adjusted Net Income is defined as GAAP net income plus (i) amortization of acquired intangible assets, (ii) strategic legal and regulatory expenses, (iii) transaction-related expenses, (iv) reorganization expenses, (v) investigation, restatement and related expense (benefit), (vi) impairment of intangible assets, (vii) loss on extinguishment of debt, (viii) expenses related to disbanding of Regenerative Medicine business unit, and (ix) the long-term effective income tax rate adjustment. Each of the adjustments to reconcile Adjusted Net Income to GAAP net income affect individual financial statement captions which are reflected in our consolidated statements of operations, including gross profit. Adjusted Gross Profit is therefore defined as GAAP gross profit plus (i) amortization of acquired intangible assets, (ii) strategic legal and regulatory expenses, (iii) transaction-related expenses, (iv) reorganization expenses, (v) investigation, restatement and related expense (benefit), (vi) impairment of intangible assets, (vii) loss on extinguishment of debt, (viii) expenses related to disbanding of Regenerative Medicine business unit, and (ix) the long-term effective income tax rate adjustment to the extent that these adjustments impact GAAP gross profit. Adjusted Gross Margin is calculated as Adjusted Gross Profit divided by GAAP net sales. A reconciliation of GAAP net income to Adjusted Net Income appears in the table below (in thousands): Three Months Ended December 31, Year Ended December 31, 2025 2024 2025 2024 Net income $ 15,191 $ 7,437 $ 48,578 $ 42,419 Amortization of acquired intangible assets 2,519 2,232 12,178 2,997 Strategic legal and regulatory expenses 2,494 1,140 9,185 2,806 Transaction related expenses 103 (38) 902 612 Reorganization expense 203 — 1,029 — Investigation, restatement and related expense (benefit) — 43 — (8,698) Impairment of intangible assets — 94 — 446 Loss on extinguishment of debt — — — 1,401 Expenses related to disbanding of Regenerative Medicine business unit — — — (421) Long-term effective income tax rate adjustment (174) 130 (4,705) 1,082 Adjusted net income $ 20,336 $ 11,038 $ 67,167 $ 42,644 A reconciliation of various line items included in our GAAP unaudited condensed consolidated statements of operations to Adjusted Net Income, including Adjusted Gross Profit for the three months and years ended December 31, 2025 and 2024 are presented in the tables below (in thousands):

Three months ended December 31, 2025 Gross Profit Selling, General & Administrative Expense Research and Development Expense Net Income Reported GAAP Measure $ 99,040 $ 73,073 $ 4,761 $ 15,191 Amortization of acquired intangible assets 2,519 — — 2,519 Strategic legal and regulatory expenses — (2,494) — 2,494 Reorganization expense (203) 203 Transaction-related expenses — (90) — 103 Long-term effective income tax rate adjustment — — — (174) Non-GAAP Measure $ 101,559 $ 70,286 $ 4,761 $ 20,336 Reported Gross Profit Margin 83.9 % Adjusted Gross Profit Margin 86.0 % Three months ended December 31, 2024 Gross Profit Selling, General & Administrative Expense Research and Development Expense Net Income Reported GAAP Measure $ 75,998 $ 61,043 $ 3,571 $ 7,437 Investigation, restatement and related expenses — — — 43 Impairment of intangible assets — — — 94 Amortization of acquired intangible assets 2,232 — — 2,232 Transaction-related expenses — (30) — (38) Strategic legal and regulatory expenses — (1,140) — 1,140 Long-term effective income tax rate adjustment — — — 130 Non-GAAP Measure $ 78,230 $ 59,873 $ 3,571 $ 11,038 Reported Gross Profit Margin 81.8 % Adjusted Gross Profit Margin 84.2%

Year Ended December 31, 2025 Gross Profit Selling, General & Administrative Expense Research and Development Expense Net Income Reported GAAP Measure $ 345,617 $ 266,194 $ 15,097 $ 48,578 Amortization of acquired intangible assets 12,178 — — 12,178 Strategic legal and regulatory expenses — (9,185) — 9,185 Transaction-related expenses — (779) — 902 Reorganization expense — (1,029) — 1,029 Long-term effective income tax rate adjustment — — — (4,705) Non-GAAP Measure $ 357,795 $ 255,201 $ 15,097 $ 67,167 Reported Gross Profit Margin 82.6 % Adjusted Gross Profit Margin 85.5 % Year Ended December 31, 2024 Gross Profit Selling, General & Administrative Expense Research and Development Expense Net Income Reported GAAP Measure $ 288,806 $ 225,087 $ 12,341 42,419 Loss on extinguishment of debt — — — 1,401 Investigation, restatement and related expenses — — — (8,698) Impairment of intangible assets — — — 446 Amortization of acquired intangible assets 2,997 — — 2,997 Transaction-related expenses — (551) — 612 Strategic legal and regulatory expenses — (2,806) — 2,806 Expenses related to disbanding of Regenerative Medicine Business Unit — — — (421) Long-term effective income tax rate adjustment — — — 1,082 Non-GAAP Measure $ 291,803 $ 221,730 $ 12,341 $ 42,644 Reported Gross Profit Margin 82.8 % Adjusted Gross Profit Margin 83.6%

Adjusted Earnings Per Share Adjusted Earnings Per Share is intended to provide a normalized view of earnings per share by removing items that may be irregular, one-time, or non-recurring from net income. This enables us to identify underlying trends in our business that could otherwise be masked by such items. Adjusted Earnings Per Share consists of GAAP diluted net income per common share including adjustments for: (i) amortization of acquired intangible assets, (ii) strategic legal and regulatory expenses, (iii) transaction-related expenses, (iv) reorganization expenses, (v) investigation, restatement and related expense (benefit), (vi) impairment of intangible assets, (vii) loss on extinguishment of debt, (viii) expenses related to disbanding of Regenerative Medicine business unit, and (ix) the long-term effective income tax rate adjustment. The effect of antidilution reflects the changes resulting from the removal of the dilutive impact of convertible securities which were dilutive for purposes of calculating GAAP net income per common share, but are antidilutive for non-GAAP purposes. A reconciliation of GAAP diluted earnings per share to Adjusted Earnings Per Share appears in the table below (per diluted share): Three Months Ended December 31, Year Ended December 31, 2025 2024 2025 2024 GAAP net income (loss) per common share - diluted $ 0.10 $ 0.05 $ 0.32 $ 0.28 Loss on extinguishment of debt 0.00 0.00 0.00 0.01 Investigation, restatement and related (benefit) expense 0.00 0.00 0.00 (0.06) Impairment of intangible assets 0.00 0.00 0.00 0.00 Amortization of acquired intangible assets 0.02 0.01 0.08 0.02 Transaction related expenses 0.00 0.00 0.01 0.00 Strategic legal and regulatory expenses 0.02 0.01 0.06 0.02 Expenses related to disbanding of Regenerative Medicine business unit 0.00 0.00 0.00 0.00 Reorganization expenses 0.00 0.00 0.01 0.00 Long-term effective income tax rate adjustment 0.00 0.00 (0.03) 0.01 Adjusted Earnings Per Share $ 0.14 $ 0.07 $ 0.45 $ 0.28 Weighted average common shares outstanding - adjusted 150,189,160 149,242,415 149,724,507 149,049,197 Free Cash Flow Free Cash Flow is intended to provide a measure of our ability to generate cash in excess of capital investments. It provides management with a view of cash flows which can be used to finance operational and strategic investments.

Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, including purchases of equipment.

A reconciliation of GAAP net cash flows provided by operating activities to Free Cash Flow appears in the table below (in thousands):

	Three Months Ended December 31,		Year Ended December 31,	
	2025	2024	2025	2024
Net cash flows provided by operating activities	$ 24,956	$ 18,782	74,003	66,198
Capital expenditures, including purchases of equipment	(285)	(263)	(1,033)	(1,683)
Free Cash Flow	$ 24,671	$ 18,519	$ 72,970	$ 64,515

Other Information

Net Sales by Product Category by Quarter

Below is a summary of net sales by product category (in thousands):

	2025				2024			
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Wound	$ 56,073	$ 64,476	$ 77,098	$ 78,679	$ 57,049	$ 57,547	$ 55,052	$ 61,357
Surgical	32,132	34,129	36,627	39,416	27,660	29,660	29,005	31,550
Net sales	$ 88,205	$ 98,605	$ 113,725	$ 118,095	$ 84,709	$ 87,207	$ 84,057	$ 92,907

Selling, General and Administrative

Below is the breakout of selling, general and administrative expense by selling and marketing and general and administrative (in thousands):

	2025				2024			
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Selling and marketing	$ 46,861	$ 47,867	$ 53,720	$ 61,233	$ 44,477	$ 41,725	$ 41,721	$ 47,638
General and administrative	13,108	16,284	15,281	11,840	10,652	13,676	11,795	13,403
Selling, general and administrative	$ 59,969	$ 64,151	$ 69,001	$ 73,073	$ 55,129	$ 55,401	$ 53,516	$ 61,041